SIIT N-SAR 7.30.15

Sub-Item:  77C Submission of Matters to a Vote of
Security Holders

At a special meeting held on April 9, 2015, the shareholders of the SIIT Long Duration Fund (the
Fund), voted on the proposals listed below. The results of the voting were as follows:

Proposal 1:  	To approve a change in the Funds
investment goal from Return
characteristics similar to those of high quality corporate bonds, with a duration range of between nine and fourteen years to Return characteristics similar to those of high quality bonds.

Long Duration Fund




Number of
Shares
% of
Outstanding
Shares
% of Shares
Present
Affirmative
238,012,692.447
56.58%
100.00%
Against
0
0.00%
0.00%
Abstain
0
0.00%
0.00%
Total
238,012,692.447
56.58%
100.00%

Proposal 2:  	To approve reclassification of the
Funds investment goal from fundamental
to non-fundamental.

Long Duration Fund




Number of
Shares
% of
Outstanding
Shares
% of Shares
Present
Affirmative
238,012,692.447
56.58%
100.00%
Against
0
0.00%
0.00%
Abstain
0
0.00%
0.00%
Total
238,012,692.447
56.58%
100.00%



Sub-Tem Item: 77E(a) Legal Proceedings

A lawsuit entitled Steven Curd and Rebel Curd v. SEI
Investments Management Corporation was initially filed against SIMC in the U.S. District Court for the Eastern District of Pennsylvania (the Court) on
December 11, 2013. On August 28, 2014, the Court granted SIMCs motion to dismiss the initial complaint in the lawsuit, but also granted plaintiffs leave to amend the complaint. On October
2, 2014, plaintiffs filed an amended complaint. In the amended complaint, SEI Investments Global Funds
Services (SGFS) was added as a defendant. On July
13, 2015, the Court denied SIMCs motion to dismiss the amended complaint, and granted the motion to dismiss with respect to SGFS. The plaintiffs bring the case as a shareholder derivative action against SIMC and SGFS on behalf of certain SEI funds. The claims were based on Section 36(b) of the Investment
Company Act of 1940, as amended, which allows shareholders of a mutual fund to sue the investment adviser of the fund or its affiliates for an alleged breach of fiduciary duty with respect to compensation received by the adviser or its affiliates. The plaintiffs bring the suit against SIMC and SGFS with respect to five specific SEI
Funds: the International Equity Fund, which is a series of this SEI Institutional International
Trust, the High Yield Bond, Tax-Managed Large Cap, and Tax-Managed Small/Mid Cap Funds, each of which is a series of the SEI Institutional Managed Trust, and the Intermediate-Term Municipal Fund, which is a series of the SEI Tax Exempt Trust. The plaintiffs seek: (1) damages for the funds in the amount of the alleged excessive fees earned by SIMC and SGFS beginning from the one year period prior to the filing of the lawsuit, plus interest, costs, and fees; (2) orders declaring that SIMC and SGFS allegedly violated Section 36(b) and enjoining SIMC and SGFS from further alleged violations; and (3) rescission of SIMCs and SGFSs contracts with the funds, and restitution of all allegedly excessive fees paid beginning from the one year period prior to the filing of the lawsuit, plus interest, costs, and fees. SIMC continues to dispute the claims, and intends to continue to vigorously defend the matter.

Sub Item 77Q1: Exhibits

Investment Advisory Agreement, dated December 9,
2014, between SIMC and the SEI Institutional
Investments Trust with respect to the Intermediate
Duration Credit Fund are herein incorporated by reference to Exhibit (D)(2) of Post-Effective
Amendment No. 87 to Registrants Registration
Statement on Form N-1A (File Nos. 333-169727 and
811-22480), filed with the SEC on January 29, 2015.

Investment Advisory Agreement, dated September 23,
2014, between SIMC and the MARR Commodity Strategy
Subsidiary Ltd are herein incorporated by reference to Exhibit (D)(5) of Post-Effective Amendment No. 87 to Registrants Registration Statement on Form N-1A
(File Nos. 333-169727 and 811-22480), filed with the
SEC on January 29, 2015.

Fifth Amendment to the Amended and Restated Multi-
Trust Custody Agreement, dated December 9, 2014, between U.S. Bank National Association and the SEI
Institutional Investments Trust with respect to the Intermediate Duration Credit Fund are herein incorporated by reference to Exhibit (G)(4) of Post-
Effective Amendment No. 87 to Registrants
Registration Statement on Form N-1A (File Nos. 333-
169727 and 811-22480), filed with the SEC on January
29, 2015.

Investment Advisory Agreement, dated December 9,
2014, between Income Research & Management and the
SEI Institutional Investments Trust with respect to the Intermediate Duration Credit Fund are herein incorporated by reference to Exhibit (D)(35) of Post-Effective Amendment No. 88 to Registrants
Registration Statement on Form N-1A (File Nos. 333-
169727 and 811-22480), filed with the SEC on February 12, 2015.

Investment Advisory Agreement, dated December 9,
2014, between Legal and General Investment
Management America, Inc. and the SEI Institutional
Investments Trust with respect to the Intermediate
Duration Credit Fund are herein incorporated by reference to Exhibit (D)(57) of Post-Effective
Amendment No. 88 to Registrants Registration
Statement on Form N-1A (File Nos. 333-169727 and
811-22480), filed with the SEC on February 12, 2015.

Investment Advisory Agreement, dated December 9,
2014, between Logan Circle Partners, L.P. and the
SEI Institutional Investments Trust with respect to the Intermediate Duration Credit Fund are herein incorporated by reference to Exhibit (D)(59) of Post-Effective Amendment No. 88 to Registrants
Registration Statement on Form N-1A (File Nos. 333-
169727 and 811-22480), filed with the SEC on February 12, 2015.

Fifth Amendment to the Amended and Restated Multi-
Trust Custody Agreement, dated February 2, 2015, between U.S. Bank National Association and the SEI
Institutional Investments Trust with respect to the SEI Catholic Values Trust and Catholic Values Fixed
Income Fund are herein incorporated by reference to Exhibit (G)(4) of Post-Effective Amendment No. 91 to
Registrants Registration Statement on Form N-1A
(File Nos. 333-169727 and 811-22480), filed with the
SEC on April 1, 2015.

Fifth Amendment to the Amended and Restated Multi-
Trust Custody Agreement, dated February 2, 2015, between U.S. Bank National Association and the SEI
Institutional Investments Trust with respect to the SEI Catholic Values Trust and Catholic Values Fixed
Income Fund are herein incorporated by reference to Exhibit (I) of Post-Effective Amendment No. 91 to
Registrants Registration Statement on Form N-1A
(File Nos. 333-169727 and 811-22480), filed with the
SEC on April 1, 2015.